UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 11, 2016

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
[  ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On May 11, 2016, the Nevada Gaming Control Board (“NGCB”) filed a  Complaint  against Las Vegas Sands Corp. (the “Company”),  Las Vegas Sands, LLC and Venetian Casino Resort, LLC (collectively, the “Respondents”) alleging certain violations of the Nevada Gaming Control Act and Regulations of the Nevada Gaming Commission  and also filed a Stipulation for Settlement and Order (the “Settlement”)  with the Respondents in which the Respondents neither admit nor deny the allegations set forth in the Complaint and agree to pay a fine in the amount of $2 million.  The Complaint related to the Company’s previously announced comprehensive administrative settlement with the Securities and Exchange Commission of April 7, 2016 and its previously announced non-prosecution agreement with the U.S. Attorney’s Office for the Central District of California of August 26, 2013.  The Settlement is subject to approval of the Nevada Gaming Commission which is currently scheduled to consider the Settlement at its May 19, 2016 hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated:  May 11, 2016
LAS VEGAS SANDS CORP.

By:	/s/ Ira H. Raphaelson
Name:	Ira H. Raphaelson
Title:	Executive Vice President and Global General Counsel